                                                     EXHIBIT 24
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                         POWER OF ATTORNEY
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     Know all by these presents, that the undersigned hereby
constitutes and appoints each of Joseph R. Dively and Michael L.
Taylor, signing singly, the undersigned's true and lawful attorney-in-
fact to:

     1)   execute for and on behalf of the undersigned, in the
          undersigned's capacity as a beneficial owner of more than 10 percent of any class of equity security registered pursuant to Section 12 of the Securities Exchange Act of 1934, as
          amended (the "Act"), of and/or an officer and/or director of
          First Mid-Illinois Bancshares, Inc. (the "Company"), Forms
          ID, 3, 4, and 5 in accordance with Section 16(a) of the Act and the rules thereunder;

     2)   do and perform any and all acts for and on behalf of the
          undersigned which may be necessary or desirable to complete and execute any such Form ID, 3, 4, or 5, complete and
          execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange
          Commission and any stock exchange or similar authority; and

     3)   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-
          in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood
          that the documents executed by such attorney-in-fact on
          behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and
          conditions as such attorney-in-fact may approve in such
          attorney-in-fact's discretion.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Act.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms ID, 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-
in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this 16th day of June, 2014.

                              /s/ Danielle Niebrugge
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                              Print Name:  Danielle Niebrugge